Exhibit 99.1

HF Sinclair Corporation Announces Pricing of Senior Notes Offering

DALLAS, August 11, 2025 — HF Sinclair Corporation (NYSE and NYSE Texas: DINO) (the “Corporation”) announced today that it has priced an offering of $500,000,000 aggregate principal amount of its 5.500% Senior Notes due 2032 (the “Notes”) at a price to the public of 99.290% of the principal amount thereof. The offering is expected to close on August 18, 2025, subject to the satisfaction of customary closing conditions.

The Corporation intends to use the net proceeds from the offering to fund the concurrent tender offer (the “Tender Offer”) for cash of any and all of the Corporation’s outstanding 6.375% Senior Notes due 2027 and 5.875% Senior Notes due 2026 (collectively, the “Subject Notes”) and, if the Corporation deems appropriate, the redemption, repurchase, discharge or defeasance of any Subject Notes not purchased in the Tender Offer, and the remainder for general corporate purposes, which may include capital expenditures.

Interest on the Notes will be payable on March 1 and September 1 of each year. The first interest payment on the Notes will be due on March 1, 2026.

Citigroup Global Markets Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Citizens JMP Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. Comerica Securities, Inc. and Goldman Sachs & Co. LLC also serve as co-managers for the offering. The offering is being made pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (800) 831-9146

E-mail: prospectus@citi.com

Scotia Capital (USA) Inc.

250 Vesey Street, 23rd Floor

New York, New York 10281

TD Securities (USA) LLC

One Vanderbilt Avenue

New York, New York 10017

Truist Securities, Inc.

740 Battery Avenue SE, 3rd Floor

Atlanta, Georgia 30339

Attention: Prospectus Department

Telephone: 1-800-685-4786

Email: Truistsecurities.Prospectus@Truist.com

An electronic copy of the prospectus supplement and accompanying prospectus is also available on the website of the SEC at www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale of the Notes would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HF Sinclair Corporation

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,700 branded stations and licenses the use of the Sinclair brand to more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

FOR FURTHER INFORMATION, Contact:

Craig Biery, Vice President, Investor Relations

HF Sinclair Corporation

214-954-6510

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the Notes offering and the expected use of proceeds therefrom, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the ability to complete the offering, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Corporation’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.